UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.     )

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Denny’s Corporation

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Denny’s Corporation

Response to
Dissident Arguments

 In its letter dated April 30, 2010, the dissident group
 continues to misrepresent the facts and make false
 allegations. The following slides are intended to
 address those latest claims and correct the
 misrepresentations they contain.

5/1/2010

Dissident Arguments:
a. Company is reducing franchise fees on
 Flying J units
* THERE IS NO REDUCTION OF ANYTHING *
Facts:
▪ Denny’s is NOT reducing any fees on the Flying J units
▪ Denny’s has partnered with franchisees to establish two programs that will enable for the rapid conversion of the Flying J restaurant sites:
 ▪ Denny’s has coordinated third party financing
 ▪ Denny’s will allow franchisees who are opening multiple sites to pay their front end fees over six to twelve months
Dissidents Misrepresent the Facts
b. Denny’s has given a false impression of its
 Free Cash Flow
▪ Denny’s has been consistent and transparent in how we present our EBITDA and
 Free Cash Flow metrics
▪ Our reported EBITDA metric is explicitly defined in our credit facility and therefore of importance to investors as they evaluate our covenant requirements
▪ The GAAP measure of Cash Flow from Operations includes the negative cash flow impact from balance sheet runoff associated with the sale of restaurants without the positive benefit of the restaurant sale proceeds; in our measure both are excluded and reflect the ongoing cash flow of our new business model
▪ In fact, it is the dissidents’ selective use of 2001 and 2002 as part of their measuring period that distorts the fact that Denny’s has been a strong cash flow generator, regardless of which methodology one uses
* IT’S THE DEFINITION WE’VE USED IN ALL
OUR PUBLIC RELEASES SINCE 2005 *
Correcting the Facts

5/1/2010

Dissident Arguments:
Facts:
d. Denny’s management has rebuffed
 attempts for dialogue and cancelled a
 meeting with one of the Committee
 members at the Stifel Nicolaus
 Conference in March
c.  Dissident activity has been the sole driver
 of our recent Stock Price appreciation
▪ See attached pages in the appendix from our previously filed stockholder and proxy advisory presentations which highlight the positive trend following the
 Flying J announcement and our fourth quarter 2009 earnings release
▪ Denny’s did not attend the Stifel Nicolaus Conference where it was scheduled to meet with dissident group member, Soundpost Partners:
 ▪ Denny’s promptly sent a letter to Soundpost asking to reschedule and the following week management had a conference call with Jaime Lester of
 Soundpost Partners, a Committee member
 ▪ The conversation focused on the Denny’s IR presentation, with the exception of Mr. Lester asking if a change in control would trigger any debt covenants or executive compensation payment
▪ Denny’s management also returned Mr. Dash’s 3/31/10 call and offered to set up a time to speak; but he never responded
Dissidents Misrepresent the Facts
* MAJORITY OF APPRECIATION OCCURRED
AFTER FLYING J ANNOUNCEMENT AND Q4
2009 EARNINGS RELEASE *
* WE ARE STILL WAITING FOR MR.
 DASH TO CALL US BACK *
e.  The dissidents criticize the fact that Mr.
 Langford serves as a paid consultant to
 Denny’s
▪ Mr. Langford’s work as a paid consultant to Denny’s is well known by the franchisee community and had the consent of the DFA Board
▪ The agreement is strongly supported by franchisees and is a direct outcome of the conversations that the Company and its franchisees had over the course of
 2009
▪ Mr.  Langford has exceptional experience in restaurant operations and marketing and has been instrumental in helping address system-wide issues and improve communications and partnership between the Company and franchisees
* THE FRANCHISEES WANTED THIS
ARRANGEMENT AND IT HAS WORKED
VERY WELL FOR THEM AND THE
COMPANY *
Correcting the Facts

Dissident Arguments:
Facts:
Dissidents Misrepresent the Facts
5/1/2010
f. The Chairman of the Denny’s Franchisee
 Association (DFA) is not speaking on
 behalf of all franchisees
▪ The Company and its franchisees have worked in a collaborative fashion to revitalize the Denny's brand and both parties agree that significant progress has been made
▪ The dissidents continued misunderstanding of and lack of respect for the DFA demonstrates that they are ill-suited to serve on the Board of a company with a franchise-based business model
▪ As with any association, it will never represent the exact views of every single member at every point in time, but it absolutely speaks on behalf of the Denny’s franchisee community
* THE CHAIRMAN OF THE DFA, AND ITS
12 MEMBERS, REPRESENT 85% OF ALL
FRANCHISED RESTAURANTS *
g. Mr. Marchioli and Mr. Barber have an
 agreement in the works for Mr. Barber to
 take over the supply chain purchasing
 arm of Denny’s
▪ This is patently false and inaccurate and further illustrates the dissidents’
 disruptive efforts to promote dissension among the Company’s franchisees and their lack of understanding about how a heavily franchised business model works
▪ The concept of a Purchasing Cooperative is a standard one within a franchised business and is always on the table as a viable option and it will be considered and implemented if and when it proves to be in the best interest of the company, its franchisees, and its shareholders
▪ Absolutely no decisions have been made regarding the Company’s purchasing program and none will be made in the context of this proxy contest
▪ Any decision regarding a Purchasing Cooperative would be made by the
 Company in the normal course of business
* NO SUCH AGREEMENT EXISTS *
Correcting the Facts

Before

"the board's letter reiterates the falsity that we are seeking to control the company for our own personal benefit and therefore should pay a control premium. Nothing could be further from the truth."

After

History of “Creeping Control” and
Misrepresenting Intentions
Source: Company filings and publicly available information as of April 30, 2010. (1) Incorporated by reference to original 13-D.
Biglari Holdings
(f.k.a. Steak n Shake)
Western Sizzlin
“[Dissidents] are not seeking control
of the Board of Directors at the
Annual Meeting”
-Definitive Proxy Filing, 2/11/2008
 - Addt’l Solicitation material 2/21/2008
“[Dissidents are] seeking Board
representation. Except as set
forth above, the Reporting
Persons have no present plans
or intentions that would result
in…any change in the present
board of directors or
management of the issuer.”(1)
- 11/10/2005 13-D
Denny’s
“[Dissidents] are not seeking
control of Denny’s. In fact, as
clearly disclosed in our proxy
statement, we are only seeking
minority representation on the
board.”
- 4/30/2010 Fight Letter
?
➢ Only 1 of 9 original directors still on
 Board 2 years after Biglari
 nominated
➢ Biglari assumed Chair, CEO and
 President roles within 5 months of
 joining Board; eventually renamed
 the Company after himself
➢ Premium paid for control = 0%
➢ 6 of 9 directors resign on Biglari’s
 nomination to the Board
➢ Dash appointed to the Board within a
 month
➢ In less than a year, Biglari usurps full
 control of all investment decisions
➢ Premium paid for control = 0%

Appendix

160%
120%
80%
40%
0%
Dec-04
Dec-05
Dec-06
Dec-07
Dec-08
Dec-09
DENN
Peer Group
Russell 2000 Index

200
150
100
50
04/23/09
06/22/09
08/21/09
10/22/09
12/22/09
02/19/10
04/23/10
DENN
Peer Group
Russell 2000

Under Nelson Marchioli's Leadership (Since 1/4/2001) (1)
632%
94%
50%
DENN
Russell 2000
Peers

... two alternative relevant periods would be:

Dissident Claims About Stock Price Performance are Misleading
Share Price Performance
Dissidents focused on 5-year period
ending Dec. 2009 when arguably…
Note: Peer group consists of Burger King, Bob Evans Farms, Buffalo Wild Wings, Cracker Barrel,
O’Charley’s, CKE Restaurants, California Pizza Kitchen, Domino’s Pizza, Darden Restaurants, Brinker
International, DineEquity, Jack in the Box, Panera Bread Company, Papa John’s, Red Robin Gourmet
Burgers, Ruby Tuesday, Steak n’ Shake, Sonic, Texas Roadhouse and Wendy’s/Arby’s Group.
(1) As of 4/23/2010. Does not include reinvestment of dividends.
 ▪ Last twelve months (April 2009 - April 2010); or
 ▪ Since Nelson Marchioli appointed CEO (1/4/01)
In either case, DENN has significantly
outperformed peers and overall market
3%
(7%)
(51%)
Last Twelve Months (April 2009 - April 2010) (1)
Dissidents Misrepresent the Facts
57%
24%
61%
Flying J
Announcement
13-D Filed
5/1/2010

$5.00
$4.00
$3.00
$2.00
$1.00
7,500
5,000
2,500
0
04/23/09
06/22/09
08/21/09
10/22/09
12/22/09
02/19/10
04/23/10
Announced Q1 EPS of $0.04, beating consensus by $0.02
Announced Q2 EPS of $0.09, beating consensus by $0.04
Announced Q3 EPS of $0.10, missing consensus by $0.04
Announced resignation of CMO Mark Chimel and COO Janis Emplit
Initial filing of 13-D by the Dissidents
Dissidents announce intent to nominate 3 directors to Board
Announced Q4 EPS of $0.18, beating consensus by $0.16
Record Date for annual meeting
Denny's selected as full service operator for Flying J Travel Centers

Source: Factset, Company filings and Wall Street equity research as of April 23, 2010.
Price
Volume
(‘000s)
Stock Price Performance
Last Twelve Months
61%
5/1/2010

Timeline of Dissident Events
8/26/2009
Walsh calls
Denny’s; typical
investor call
4/14/2010
Denny’s 1st
Fight Letter
released
3/16/2010
Dissidents
release letter
outlining
arguments
against current
Denny’s Board
1/21/2010
Dissidents file
first 13-D
3/2/2010
Dissidents
announce intent
to nominate 3
directors
8/27/2009
Oak Street and
Walsh begin to
accumulate
shares

January 2010
February
April
March
Dec.
Nov.
Oct.
Sept.
Aug.
2009
11/25/2009
Lyrical begins to
accumulate
shares
12/15/2009
Soundpost begins
to accumulate
shares
12/21/2009
Dash begins
to accumulate
shares
1/13/2010
Arbor begins
to accumulate
shares
9/2009
Walsh calls several more
times with questions; asks
to speak with CEO (1)
(1) Denny’s IR leadership used the same criteria in determining that the IR director, not the CEO, would remain the main point of contact with Oak Street.
10/2009
David Makula
leaves voicemail
asking to speak to
CEO. Denny’s
follow-up not
returned
3/16/2010
Denny’s sends
letter to Oak
Street to open the
door for
conversation; no
response
3/19/2010
Denny’s has
conference call with
Jaime Lester of
Soundpost, who
asked if a change in
control would trigger
any executive
compensation or debt
covenants
3/31/2010
Jonathan Dash calls
Rob Marks; call is
returned by IR
leadership and CFO,
but no response from
Dash
For Over 5 Months (October to March) the Dissidents Did Not Reach Out And When They Did, It
Was With Their Fight Letter
Our Attendance at 5 Conferences and Roadshows in 6 Cities From June 2009 Through January
2010 Demonstrate That We Have Been Active and Accessible
5/1/2010

Denny’s Corporation urges caution in considering its current trends and any outlook on earnings disclosed in this presentation. In addition, certain matters discussed may constitute forward-looking statements. These forward-looking statements involve risks, uncertainties, and other factors that may cause the actual performance of Denny’s Corporation, its subsidiaries and underlying restaurants to be materially different from the performance indicated or implied by such statements. Words such as “expects”, “anticipates”, “believes”, “intends”, “plans”, “hopes”, and variations of such words and similar expressions are intended to identify such forward-looking statements. Except as may be required by law, the
Company expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events. Factors that could cause actual performance to differ materially from the performance indicated by these forward-looking statements include, among others:
the competitive pressures from within the restaurant industry; the level of success of the Company’s operating initiatives, advertising and promotional efforts; adverse publicity; changes in business strategy or development plans; terms and availability of capital; regional weather conditions; overall changes in the general economy, particularly at the retail level;
political environment (including acts of war and terrorism); and other factors from time to time set forth in the Company’s SEC reports, including but not limited to the discussion in Management’s Discussion and Analysis and the risks identified in Item
1A. Risk Factors contained in the Company’s Annual Report on Form 10-K for the year ended December 30, 2009.
The Company has filed with the Securities and Exchange Commission ("SEC") and mailed to its stockholders a definitive proxy statement in connection with its 2010 Annual Meeting of Stockholders. Stockholders are strongly advised to read the
Company's definitive proxy statement and the accompanying WHITE proxy card before making any voting decisions.
Stockholders may obtain copies of the Company's definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC in connection with its 2010 Annual Meeting of
Stockholders free of charge at the SEC’s website at www.sec.gov, or on the Company's website at www.dennys.com. The
Company, its directors and officers and certain employees may be deemed to be participants in the solicitation of proxies from stockholders in connection with the Company’s 2010 Annual Meeting of Stockholders. Information concerning persons who may be considered participants in the solicitation of the Company's stockholders under the rules of the SEC is set forth in the
Company's definitive proxy statement filed with the SEC on April 8, 2010.
Forward Looking Statements &
Solicitation Materials
5/1/2010